UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

Zandaria Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	Applied for
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Vista Parkway, Suite 292 West Palm Beach, FL	33411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 228-6148

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (a.) and (b.) On March 8, 2010, Jason Smartresigned his position as Chief Executive Officer, and Director of Zandaria Ventures, Inc., (the “Company”).  At the time of the resignation there was no disagreement between Mr. Smart and the Company and the resignation was solely for personal reasons.

    (c.) and (d.) On March 8, 2010 one (1) new director was added pending the next annual meeting for the election of directors.  Existing director, Jason Smart, nominated and appointed J. Francisco Terreforte to serve as a Director until the next shareholder election of directors.  Following acceptance of the directorship, Mr. Terreforte was appointed Chief Financial Officer, President, and Chairman of the Board of Directors.  Following this action, on March 8, 2010, Mr. Smart resigned as a Director as outlined in (a.) and (b.) above, effective immediately.

    J. Francisco Terreforte, age 39, Sole Officer and Director, is currently an independent Consultant to several companies, specifically in the mortgage and realty investment sector.  Prior to becoming an independent Consultant, Mr. Terreforte oversaw the Mortgage Administration Division of Central Florida Investments, Inc.  Mr. Terreforte was with Central Florida Investments for eight (8) years.  Mr. Terreforte holds a Bachelor's Degree in Business Administration from the A.G.M - University of Puerto Rico and is fluent is Spanish.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ZANDARIA VENTURES, INC.

Date: March 10, 2010	By:	/s/ J. Francisco Terreforte
Name: J. Francisco Terreforte
Title: President